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                     CABLE DESIGN TECHNOLOGIES CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT
                                 EXHIBIT 21.1







         LIST OF SUBSIDIARIES OF CABLE DESIGN TECHNOLOGIES CORPORATION


Anglo-American Cables Limited             (Incorporated - United Kingdom)
Barcel Wire & Cable Corp.                 (Incorporated - California)
Cable Design Technologies, Inc.           (Incorporated - State of Washington)
CDT International Holdings Inc.           (Incorporated - Delaware)
Cekan/CDT A/S                             (Incorporated - Denmark)
Dearborn/CDT, Inc.                        (Incorporated - Delaware)
Eilentropp GmbH & Co. KG                  (German Partnership)
HEW-Kabel Heinz Eilentropp GmbH & Co. KG  (German Partnership)
HEW Skandinaviska AB                      (Incorporated - Sweden)
NEK Kabel AB                              (Incorporated - Sweden)
Network Essentials, Inc. (d/b/a Red Hawk) (Incorporated - Delaware)
NORDX/CDT Australia Pty Limited           (Incorporated - Australia)
NORDX/CDT Asia Limited                    (Incorporated - Hong Kong)
NORDX/CDT, Corp.                          (Incorporated - Delaware)
NORDX/CDT do Brasil Ltda                  (Incorporated - Brazil)
NORDX/CDT, Limited                        (Incorporated - United Kingdom)
NORDX/CDT, Inc.                           (Incorporated - Canada)
NORDX/CDT - IP Corp.                      (Incorporated - Delaware)
Noslo Limited                             (Incorporated - United Kingdom)
Orebro Kabel AB                           (Incorporated - Sweden)
Raydex/CDT Limited                        (Incorporated - United Kingdom)
SKL, S.A.S.                               (Incorporated - France, joint venture)
Stronglink/CDT Pty. Ltd.                  (Incorporated - Australia)
Tennecast Company                         (Incorporated - Ohio)
Thermax/CDT, Inc.                         (Incorporated - Delaware)
Wire Group International, Limited         (Incorporated - United Kingdom)
XENO Verwaltungsgesellschaft mbH          (Incorporated - Germany)
X-Mark/CDT Inc.                           (Incorporated - Pennsylvania)